SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Amarantus BioScience Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following was released by Amarantus BioScience Holdings, Inc. in its social media channels.

Facebook/Google+

Amarantus Bioscience, Inc.

Amarantus announced that its 2015 Annual Meeting of Stockholders scheduled for, and convened on August 3, 2015, was adjourned due to the lack of requisite quorum. The annual meeting has been adjourned to August 7, 2015, at 10:00 a.m. ET at Schizenia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006 to allow additional time for the stockholders to vote on the proposals set forth in the Company's proxy statement filed with the Securities and Exchange Commission. The Company encourages all stockholders who have not yet voted to do so before August 6, 2015 at 11:59 p.m. Click here for additional details and information: http://bit.ly/1KNvOiq

https://www.facebook.com/amarantusbio/posts/853619128047387

https://plus.google.com/110152688579338796390/posts/2NnGnFLy4ub

LinkedIn

Amarantus BioScience Amarantus announced that its 2015 Annual Meeting of Stockholders scheduled for, and convened on August 3, 2015, was adjourned due to the lack of requisite quorum. The annual meeting has been adjourned to August 7, 2015, at 10:00 a.m. ET at Schizenia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006 to allow additional time for the stockholders to vote on the proposals set forth in the Company's proxy statement filed with the Securities and Exchange Commission. The Company encourages all stockholders who have not yet voted to do so before August 6, 2015 at 11:59 p.m. http://bit.ly/1KNvOiq

https://www.linkedin.com/company/2467217/comments?topic=6034143003151466496&type=U&scope=2467217&stype=C&a=6cSl&goback=%2Ebzo_*1_*1_*1_*1_*1_*1_*1_*1_2467217

Amarantus BioScience

@AmarantusBio

Amarantus Announces Adjournment of Annual Meeting http://bit.ly/1KNvOiq  $AMBS

https://twitter.com/AmarantusBio/status/628377313713876992

Amarantus BioScience

@AmarantusBio

$AMBS annual meeting has been adjourned to 8/7 at 10:00 a.m. EDT at Sichenzia Ross Friedman Ference, LLP. Read more: http://bit.ly/1SHLr1Y

https://twitter.com/AmarantusBio/status/628566079825014784

$AMBS encourages all stockholders who have not yet voted to do so before August 6, 2015 at 11.59 p.m. EDT. http://ir.amarantus.com/press-releases/detail/2011

https://twitter.com/AmarantusBio/status/628630229112635392